EX-4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-

See Reverse for

certain definitions

SAND HILL IT SECURITY ACQUISITION CORP.

CUSIP 799719 20 8

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO

WARRANTS

EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                                                is the owner of                                                                                                                                                    Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.01 per share (“Common Stock”), of Sand Hill IT Security Acquisition Corp., a Delaware corporation (the “Company”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the Company’s completion of a business combination or             , 2004 and will expire unless exercised before 5:00 p.m., New York City Time, on             , 2008, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to             , 2004, subject to earlier separation in the discretion of Newbridge Securities Corporation and I-Bankers Securities Incorporated. The terms of the Warrants are governed by a Warrant Agreement, dated as of             , 2004, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at                     , and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

SAND HILL IT SECURITY ACQUISITION CORP.

CORPORATE

SEAL

2004

DELAWARE

Chairman of the Board	Secretary

SAND HILL IT SECURITY ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-             Custodian             under Uniform Gifts to                                          (Cust)                  (Minor)        Minors Act

                                                                                                               (state)

Additional Abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon he face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.